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                                                                   EXHIBIT 23(D)

                             ACCOUNTANTS' CONSENT


The Board of Directors
Eagle Bancorp, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.


                             /s/ KPMG PEAT MARWICK LLP

                             KPMG PEAT MARWICK LLP


Atlanta, Georgia
September 30, 1998